Exhibit 10.13

EXTENSION AGREEMENT

This Extension Agreement (the “Agreement”), effective this 1st day of November, 2014, is made by and between Nir Barzilai (the “Consultant”) and CohBar, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Consultant and the Company are parties to that Consulting Agreement dated November 1, 2011 (the “Original Agreement”), attached hereto as Exhibit A, which provides for its expiration twelve (12) months after its effective date (the “Original Term”).

B. The Consultant and the Company have by words and actions indicated their mutual consent to extend the Original Term of the Original Agreement and the Consultant’s provision of services to the Company under the Original Agreement have continued unabated since the effective date of the Original Agreement.

C. The Consultant desires to continue providing, and the Company desires to continue receiving, the Consultant’s services as described in the Original Agreement.

AGREEMENT

It is therefore agreed as follows:

1. The Consultant and the Company hereby confirm the extension of the Original Agreement from the Original Term through the date hereof.

2. The Consultant and the Company hereby agree that the Original Agreement shall be further extended as of the date hereof for an additional twelve (12) month period. As hereby extended, the Original Agreement shall remain in full force and effect in accordance with its terms.

NIR BARZILAI	COHBAR, INC.

/s/ Nir Barzilai	By:	/s/ Jon Stern

Date: 11/4/14	Name:	Jon Stern

	Title:	CEO

	Date:	11/4/14

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of the 1st day of November, 2011 (the “Effective Date”), by and between Nir Barzilai, an individual residing at 233 Old Colony Rd., Hartsdale, NY 10530 (the “Consultant”) and COHBAR, INC., a corporation with its principal place of business at 910 Rockborn Street, Gaithersburg, MD 20878 (the “Company”). In consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. SERVICES.

(a) During the Consulting Period (as hereinafter defined), the Company hereby engages the Consultant to provide, and the Consultant hereby agrees to provide, such consulting, advisory and related services to and for the Company as described on Exhibit A hereto (the “Consulting Services”). The Consultant shall deliver the Consulting Services at the principal place of business of the Company or at such other location as the Consultant and the Company may mutually agree. The Consulting Services shall be deemed to include any and all time spent by the Consultant traveling for the purpose of performing the Consulting Services. Notwithstanding the foregoing, this Agreement is subject to the Albert Einstein College of Medicine Addendum to Consulting Agreement attached hereto as Exhibit B.

(b) The Consultant shall use her best efforts in the performance of the Consulting Services and shall perform the Consulting Services diligently and conscientiously. The Company shall provide such access to its information, property and any other resources as may be required in order to permit the Consultant to perform the Consulting Services.

2. TERM. The term of this Agreement shall commence on the Effective Date and shall continue for twelve (12) months thereafter unless extended by the mutual consent of the parties or earlier terminated in accordance with Paragraph 4 hereof (the “Consulting Period”).

(a) The Company shall pay the Consultant a fee of forty-two thousand dollars ($42,000) per year (the “Consulting Fee”) in consideration of the Consultant’s performance of the Consulting Services. Such fee shall be paid at a rate of thirty five hundred dollars ($3500) per month during the period of the consulting agreement.

(b) If requested by the Company, the Company agrees to reimburse the Consultant for reasonable disbursements made by the Consultant in connection with the performance of the Consulting Services, including travel costs (Business Class if International) , telephone and telecopy/facsimile costs, duplicating fees, and delivery services (collectively, “Reimbursable Expenses”).

(d) The Consultant shall provide the Company on a monthly basis with (i) an invoice for the Consulting Fee for the previous month; and (ii) a listing of Reimbursable Expenses incurred by Consultant, an explanation of each Reimbursable Expense and an invoice for reimbursement of such Reimbursable Expenses for the previous month. The Company shall pay such Consulting Fee and reimburse Consultant for such Reimbursable Expenses, as applicable, in immediately available funds, within thirty (30) days following receipt of such invoices by the Company. .

4. TERMINATION; EFFECT OF TERMINATION OR EXPIRATION.

(a) Consultant or Company may terminate this Agreement at any time upon thirty (30) days prior written notice. In the event of such termination, the Consultant shall be entitled to receive (i) any Consulting Fee due but not yet paid as of the effective date of termination and (ii) reimbursement for any Reimbursable Expenses incurred by the Consultant prior to, but not yet reimbursed as of, the effective date of termination.

(b) The provisions of Paragraphs 3, 4, 5, 6, 7, 9, 10 and 14 hereof shall survive the expiration or termination of this Agreement.

5. CONFIDENTIALITY. It is anticipated that in the performance of the Consulting Services, the Company shall provide to the Consultant or shall give the Consultant access to, certain information that the Company considers confidential or proprietary. The rights and obligations of the parties with respect to such confidential and proprietary information are as follows:

(a) For purposes of this Agreement, “Confidential Information” is defined as any and all information that is or has been disclosed by the Company to the Consultant, whether directly or indirectly, and whether in writing or orally, and that, by appropriate marking, is identified as confidential or proprietary at the time of its disclosure. In the event that confidential information is provided visually or orally, obligations of confidence shall attach only to that information that is confirmed in writing within thirty (30) days of disclosure as being confidential or proprietary.

(b) The Consultant shall hold in confidence and shall not disclose Confidential Information to any person. The Consultant further agrees that she shall use Confidential Information only for the purpose for which it was disclosed and shall not use or exploit Confidential Information for her own benefit or the benefit of another without the prior written consent of the Company. The Consultant shall disclose Confidential Information received under this Agreement only to persons who have a need to know such Confidential Information in the course of the performance of their duties and who are bound by written agreement to protect the confidentiality of such Confidential Information. If the Consultant becomes aware of any disclosure not authorized hereunder, the Consultant shall notify the Company and take reasonable steps to prevent any further disclosure or unauthorized use.

(c) At such time as the Company may request, the Consultant shall promptly deliver to the Company or destroy all drawings, documents and other tangible manifestations of Confidential Information received by the Consultant pursuant to this Agreement, including all copies and reproductions thereof, with the exception of one copy of such material, which may be retained by the Consultant for archival purposes.

(d) The Consultant agrees that the Company is and shall remain the exclusive owner of all Confidential Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of such rights is granted or implied to the Consultant by or under this Agreement.

(e) The Consultant shall not be required to treat any information as Confidential Information under this Agreement in the event: (i) it is publicly available prior to the Effective Date or becomes publicly available thereafter through no wrongful act of the Consultant; (ii) it was known to the Consultant prior to the date of disclosure or becomes known to the Consultant thereafter from a third party having an apparent bona fide right to disclose the information; (iii) it is disclosed by the Consultant in accordance with the terms of the Company’s prior written approval; (iv) it is disclosed by the Company without restriction on further disclosure; (v) it is independently developed by the Consultant; or (vi) the Consultant is obligated to produce it pursuant to an order of a court of competent jurisdiction or a facially valid administrative, Congressional or other subpoena, provided that the Consultant (A) promptly notifies the Company and (B) cooperates reasonably with the Company’s efforts to contest or limit the scope of such order.

(f) The Consultant agrees that she shall not disclose any trade secrets or confidential or proprietary information of any other party to the Company without such other party’s prior written consent.

6. INVENTIONS. All inventions, discoveries, data, technology, designs, innovations and improvements (whether or not patentable or copyrightable) (collectively, “Inventions”) that are directly related to the business of the Company and that might be made by the Consultant in the performance of the Consulting Services shall be the sole property of the Company (“Company Inventions”); provided, however, that in no event shall Company Inventions include any Invention of the Consultant that (a) was conceived, reduced to practice, published or submitted for publication, by the Consultant before the commencement, or after the expiration, of the Consulting Period provided, that, if after the expiration, no Confidential Information was used; (b) was at any time conceived, reduced to practice, published or submitted for publication independent of the performance of the Consulting Services; or (c) is subject to any obligation of the Consultant to assign such Invention to another party. At the Company’s request and expense, Consultant shall execute whatever documents the Company and the Consultant deem reasonable to perfect ownership by the Company in any patents to the extent that such patents claim Company Inventions. The Consultant agrees to assign and hereby assigns to the Company all of the Consultant’s right, title and interest in and to the Company Inventions and any and all related industrial and intellectual property rights (including moral rights in all Company Inventions) and applications therefore, in the United States and elsewhere, and appoints any officer of the Company as her duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Not withstanding the foregoing, Consultant specifically maintains ownership and authorship of training courses and other written products (such as “process” templates) developed for general use, developed outside or prior to this Agreement, or customized for use by the Company, but generally designed for broad educational or other use by the Consultant. The Company agrees not to tape (audio or video) any programs delivered by the Consultant without prior agreement and purchase.

7. PUBLICATION AND PUBLICITY. Except for disclosure by Consultant of the fact of her relationship with the Company to parties for whom Consultant does, or desires to, provide professional services and except for disclosure by the Company to potential partners, investors or other parties with a legitimate business or regulatory interest in the Company, no party to this Agreement shall use the name of any other party or of any staff member, employee or student of any other party or any adaptation, acronym or name by which any party is commonly known, in any advertising, promotional or sales literature or in any publication without the prior written approval of the party or individual whose name is to be used.

8. OTHER ACTIVITIES OF CONSULTANT. The Company hereby acknowledges and agrees that the Consultant may engage in providing professional services, that may or may not be similar to the Consulting Services, to other companies or organizations operating in the Company’s field. The Company further acknowledges and agrees that nothing in this Agreement is intended to prevent Consultant from providing such professional services or to impose any covenants not to compete on Consultant. Notwithstanding the foregoing, Consultant shall not consult for other companies on products that are directly competitive with Company’s products, without first obtaining the prior written approval of Company.

9. INDEMNIFICATION. The Company agrees to indemnify, reimburse, and hold the Consultant harmless for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties, attorneys’ fees, disbursements and expenses (collectively, “Damages”), asserted against, imposed on, or incurred by the Consultant, directly or indirectly, arising in whole or in part out of or in connection with the performance of the Consulting Services including those by Company against Consultant.

10. INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant shall be solely and unconditionally responsible for any and all city, state and federal income taxes, social security withholding taxes and any other self-employment tax obligation relating to any income that the Consultant derives from this Agreement. The Company and the Consultant shall report payments made by the Company to the Consultant under this Agreement to the appropriate governmental agencies in a manner consistent with the Consultant’s status as an independent contractor.

11. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Paragraph 12.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to, and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may not be modified except by a writing signed by each of the parties.

13. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws provisions.

14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or that may succeed to any of its assets or business; provided, however, that the obligations of the Consultant are personal and shall not be assigned by her.

15. SEPARABILITY. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

16. WAIVER. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power or privilege.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

COMPANY

By:	/s/ Mark A. Rampy
Name: Mark A. Rampy
Title:CEO

CONSULTANT

/s/ Nir Barzilai

EXHIBIT A

CONSULTING SERVICES

In the scope of this contract, the Consultant is likely to perform consulting including, but not limited to, the following services:

1.	General Business Services

EXHIBIT B

ALBERT EINSTEIN COLLEGE OF MEDICINE ADDENDUM TO CONSULTING AGREEMENT

ALBERT EINSTEIN COLLEGE OF MEDICINE ADDENDUM TO CONSULTING AGREEMENT

Addendum to Consulting Agreement between             Nir Barzilai             (Consultant) and             CohBar, Inc.             (Company) dated             November 1, 2011            (Agreement).

1. The purpose of this Addendum is to ensure that Consultant’s commitments to Company are consistent with Consultant’s obligations to the Albert Einstein College of Medicine of Yeshiva University (“EINSTEIN”). Thus, the undersigned agree that this Addendum is a part of the Agreement and further agree that if anything in the Agreement is inconsistent with this Addendum, this Addendum shall govern.

2. The Company acknowledges that the terms and conditions of the Agreement are subordinate to obligations which Consultant has to EINSTEIN as an EINSTEIN faculty member and employee, and in the event that there is any conflict or inconsistency between terms of the Agreement and the Consultant’s obligations to EINSTEIN, the obligations to EINSTEIN will govern.

3. The Company may not use the name of Yeshiva University or the Albert Einstein College of Medicine or any variation or adaptation thereof without the prior written approval of EINSTEIN.

4. The Company agrees and understands that Consultant has a pre-existing obligation to assign to EINSTEIN all of Consultant’s rights in intellectual property conceived or made by Consultant as a result of research that has been or is supported entirely or partly by EINSTEIN resources. Company has no rights by reason of this Agreement in any intellectual property that is subject to Consultant’s obligations to EINSTEIN.

5. Each party to the Agreement acknowledges (i) that the Consultant is entering into the Agreement, and providing services to the Company, in the Consultant’s individual capacity and not as an employee or agent of EINSTEIN, (ii) EINSTEIN is not a party to the Agreement and has no liability or obligation hereunder, and (iii) EINSTEIN is intended as a third party beneficiary of this Addendum and certain provisions of this Addendum are for the benefit of EINSTEIN and are enforceable by EINSTEIN in its own name.

6. The above provisions shall be and hereby are in force and effect for the entire term of any Agreement between Consultant and Company.

ACCEPTED:

/s/ Mark A. Rampy.	11/1/11
Authorized Officer of Company	Date

/s/ Nir Barzilai	11/11/11
Consultant	Date